EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-118205) and Forms S-3 (No. 333-177119 and No. 333-191064) of Westlake Chemical Corporation of our reports dated February 24, 2016 relating to Westlake Chemical Corporation consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, and Westlake Chemical OpCo LP combined financial statements, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 24, 2016